Exhibit 99.1

Xilinx, Inc.

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 31, 2017

U.S. Bank National Association
Trustee

Third Supplemental Indenture dated as of August 31, 2017 (the “Third Supplemental Indenture”) between Xilinx, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
A.    The Company entered into an Indenture, dated as of June 14, 2007 (the “Base Indenture”) and a Second Supplemental Indenture dated as of May 30, 2017 (the “Second Supplemental Indenture”) pursuant to which the Company issued $750,000,000 aggregate principal amount of 2.950% Senior Notes due 2024 (the “Notes”). The Base Indenture, as supplemented and amended by the Second Supplemental Indenture and this Third Supplemental Indenture, each of which relates to the Notes, is herein referred to as the “Indenture.” Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.
B.    U.S. Bank National Association has been appointed as Trustee, Security Registrar, Paying Agent and Authenticating Agent with respect to the Notes.
D.    Pursuant to Section 901(5) of the Base Indenture, without the consent of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect.
E.    The Company desires to enter into this Third Supplemental Indenture pursuant to Section 901 of the Base Indenture to amend the Second Supplemental Indenture pursuant to Section 901(5) thereof to cure an ambiguity or make a provision with respect to matters or questions arising under the Indenture which does not adversely affect the interests of the Holders of the Notes in any material respect, as hereinafter provided.
F.    All things necessary to make this Third Supplemental Indenture a valid and legally binding agreement according to its terms have been done.
NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:
ARTICLE I
Section 1.1.    Amendment
1.1.1.    The first sentence of Section 1.5.2 of the Second Supplemental Indenture is hereby amended and restated in its entirety as follows:

“At the Company’s option, the Notes may be redeemed or purchased, in each case (i) in whole or in part at any time or from time to time prior to the Applicable Par Call Date and (ii) in whole but not in part at any time on or after the Applicable Par Call Date and before the Stated Maturity of the Notes.”
ARTICLE II
MISCELLANEOUS
Section 2.1.    Confirmation of Indenture.
The Base Indenture and the Second Supplemental Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the Second Supplemental, this Third Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.
Section 2.2.    Governing Law.
THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
Section 2.3.    Severability.
In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 2.4.    Counterparts.
This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but shall together constitute one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 2.5.    No Benefit.
Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Third Supplemental Indenture, the Second Supplemental Indenture or the Base Indenture.

Section 2.6.    Conflicts with Base Indenture.
In the event that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the Third Supplemental Indenture will control.
Section 2.7.    Disclaimer.
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.
Section 2.8.    Notices to the Trustee; Corporate Trust Office.
As of the date of this Third Supplemental Indenture, the Corporate Trust Office of the Trustee shall be, and notices to the Trustee with respect to the Notes shall be given to it in accordance with Section 105 of the Base Indenture, at:
U.S. Bank National Association
Global Corporate Trust Services
One California Street, Suite 1000
San Francisco, California 94111
Attention: H. Mazrae (Xilinx)
Facsimile: (415) 677-3768

Section 2.9.    USA PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help the government fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Third Supplemental Indenture agree that they will provide the Trustee with such information as it may request to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

XILINX, INC.

By:	/s/ Lorenzo A. Flores
Name: Lorenzo S. Flores
Title: Senior Vice President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hamyd Mazrae
Name: Hamyd Mazrae
Title: Authorised Signatory

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